Exhibit 99.02
Southern Company
Financial Highlights
(In Millions of Dollars Except Earnings Per Share)

	3 Months Ended March
	2008	2007
Consolidated Earnings–As Reported	(Notes)	(Notes)
(See Notes)
Traditional Operating Companies	$ 342	$ 285
Southern Power	29	32
Total	371	317
Synthetic Fuels	(2)	28
Parent Company and Other	(10)	(6)
Net Income - As Reported	$ 359	$ 339

Basic Earnings Per Share - (See Notes)	$ 0.47	$ 0.45

Average Shares Outstanding (in millions)	766	750
End of Period Shares Outstanding (in millions)	768	752

	3 Months Ended March
	2008	2007
Consolidated Earnings–Excluding Synfuels
(See Notes)
Net Income - As Reported	$ 359	$ 339
Less: Synthetic Fuels	2	(28)
Net Income–Excluding Synthetic Fuels	$ 361	$ 311

Basic Earnings Per Share–Excluding Synfuels	$ 0.47	$ 0.41

Notes
- For the first quarter 2008 and 2007, diluted earnings per share was less than 1 cent per share.

- Tax credits associated with Southern Company's synthetic fuel investments expired December 31, 2007.

Synthetic fuel related income no longer materially contributes to Southern Company's earnings or earnings per share.

- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.